FUSHI COPPERWELD FILES DEFINITIVE PROXY MATERIALS FOR SPECIAL
MEETING OF STOCKHOLDERS FOR VOTE ON $9.50 PER SHARE CASH “GOING
PRIVATE” TRANSACTION

Special Meeting Scheduled for December 11, 2012

Fully Financed Transaction to Provide Stockholders with Immediate and Certain Value

BEIJING, China, October 19, 2012 – Fushi Copperweld, Inc. (“Fushi” or the “Company”) (NASDAQ: FSIN) announced today that it has filed its definitive proxy materials with the Securities and Exchange Commission (“SEC”), in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated June 28, 2012, between the Company and entities affiliated with its Chairman and Co-Chief Executive Officer, Mr. Li Fu and Abax Global Capital (Hong Kong) Limited (“Abax”).

A special meeting of Fushi’s stockholders (the “Special Meeting”) to consider and vote upon, among other things, the proposal to approve the Merger Agreement will be held on December 11, 2012 at 9:00 a.m. Eastern Time at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154. Fushi stockholders of record as of the close of business on October 12, 2012 will be entitled to vote at the Special Meeting.

If the Merger Agreement is approved and the merger is completed, each share of the Company's common stock that is issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $9.50 in cash, without interest, except for shares owned by Mr. Fu, Abax, and their respective affiliates, who currently beneficially own an aggregate of approximately 29.4% of the Company's outstanding shares.

The closing of the merger is subject to the satisfaction or waiver of certain conditions customary for transactions of this type, including stockholder approval of the Merger Agreement at the Special Meeting (including the approval of the holders of at least 60% of the outstanding Fushi shares not owned by Mr. Fu, Abax and their respective affiliates).

Fushi’s Board of Directors, upon the unanimous recommendation of a Special Committee, comprised solely of independent and disinterested directors, recommends that stockholders vote FOR approval of the merger agreement – by telephone, by Internet or by signing, dating, and returning the Company’s proxy card. A failure to vote will have the same effect as a vote AGAINST the proposal to approve the merger agreement.

Fushi’s stockholders are encouraged to read the definitive proxy materials in their entirety, as they provide important information regarding the merger and the Special Committee’s unanimous recommendation.

The Company has retained MacKenzie Partners, Inc., as proxy solicitor, to assist the Company in connection with the Special Meeting. Stockholders who have questions about the merger, who need additional copies of the Company’s proxy materials, or need assistance in voting their shares are encouraged to contact MacKenzie Partners by email at proxy@mackenziepartners.com or by phone at +1(212) 929-5500 or at -1(800) 322-2885.

Upon completion of the merger, the Company will become a privately held company, and its common stock will be delisted from the NASDAQ Global Select Market.

Additional Information About the Merger

This press release may be deemed to be solicitation material in respect of the Special Meeting.  In connection with the Special Meeting, the Company filed with the Securities and Exchange Commission (the “SEC”), a definitive proxy statement, which is publicly available, and expects to mail the definitive proxy statement to stockholders on or about October 19, 2012.   INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND OTHER MATERIALS FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR THE SPECIAL MEETING, WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSED MERGER ON BEHALF OF THE COMPANY, AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSED MERGER AND RELATED MATTERS.   Stockholders may obtain copies of the Company’s definitive proxy statement  and Amendment No. 3 to the Schedule 13E-3 transaction statement, filed by certain transaction participants,  without charge, by contacting MacKenzie Partners, Inc. by email at proxy@mackenziepartners.com or by calling +1(212) 929-5500 or Toll-Free at +1(800) 322-2885 or the Company at the following address and/or phone number:

TYG Center Tower B, Suite 2601
Dongsanhuan Bei Lu, Bing 2
Chaoyang District
Beijing, China, 100027
(+1) 615.377.4183

In addition, the definitive proxy statement and other materials filed with respect to the Special Meeting and the proposed merger are available without charge, at the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the proposed merger. Information regarding the executive officers and directors of the Company is included in the Proxy Statement filed by the Company with the SEC on April 27, 2012 with respect to the 2012 Annual Meeting of Stockholders. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Special Meeting proxy statement.

About Fushi Copperweld

Fushi Copperweld, Inc., through its wholly owned subsidiaries, Fushi International (Dalian) Bimetallic Cable Co. Ltd., and Copperweld Bimetallics LLC, is the leading manufacturer and innovator of copper-clad bimetallic engineered conductor products for electrical, telecommunications, transportation, utilities and industrial applications. With extensive design and production capabilities, and a long-standing dedication to customer service, Fushi Copperweld is the preferred choice for bimetallic products worldwide.

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Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "will," "believes," "expects" or similar expressions. All statements that address events or developments that we expect or anticipate will occur in the future – including statements relating to the expected timetable for completing the proposed transaction and the ability of the Company to obtain the approvals required to consummate the transaction – are forward-looking statements. These forward-looking statements may also include statements about our proposed discussions related to our business or growth strategy, which is subject to change. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov.

For more information, please contact:

Investors
Jolin Qiao, Investor Relations Officer
Fushi Copperweld, Inc.
Phone +1.615.377.4183
E-mail: ir@fushicopperweld.com
Web: www.fushicopperweld.com

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